EXHIBIT 10A


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM



We consent to the references to our firm under the caption "Financial Highlights" and "Independent Registered Public Accounting Firm" in the
Prospectus, and "Independent Public Accountants" and "Financial Statements" in the Statement of Additional Information and to the use of our report dated March 10, 2005, with respect to the financial statements of PAX World Balanced Fund, Inc., PAX World Growth Fund, Inc. and PAX World High Yield Fund, Inc. included in their Annual Report dated December 31, 2004 that is incorporated by reference into this Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A No. 2-38679) of PAX World Balanced Fund, Inc.


                                                           /s/ ERNST & YOUNG LLP
                                                               -----------------
                                                               ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2005